Exhibit 24.1

POWER OF ATTORNEY

The Hertz Corporation

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Mark P. Frissora, Elyse Douglas and J. Jeffrey Zimmerman, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of The Hertz Corporation (“Hertz”) and the subsidiary guarantors named therein, with respect to offers to exchange any and all notes of Hertz (of one or more series or class, outstanding prior to the filing of such Form S-4) with respect to which Hertz has an obligation to exchange registered notes for notes that were issued in transactions not registered under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as he or she might or could do it personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark P. Frissora		March 21, 2011
Mark P. Frissora	Chief Executive Officer and
Chairman of the Board of Directors

/s/ Elyse Douglas		March 21, 2011
Elyse Douglas	Executive Vice President and Chief
Financial Officer

/s/ Jatindar Kapur		March 21, 2011
Jatindar Kapur	Senior Vice President, Finance and
Corporate Controller

/s/ George W. Tamke		March 21, 2011
George W. Tamke	Lead Director

/s/ Nathan K. Sleeper		March 21, 2011
Nathan K. Sleeper	Director

/s/ David H. Wasserman		March 21, 2011
David H. Wasserman	Director

/s/ Brian A. Bernasek		March 21, 2011
Brian A. Bernasek	Director

/s/ Gregory S. Ledford		March 21, 2011
Gregory S. Ledford	Director

/s/ Angel L. Morales		March 21, 2011
Angel L. Morales	Director

/s/ Robert F. End		March 21, 2011
Robert F. End	Director

/s/ Barry H. Beracha		March 21, 2011
Barry H. Beracha	Director

/s/ Carl T. Berquist		March 21, 2011
Carl T. Berquist	Director

/s/ Michael J. Durham		March 21, 2011
Michael J. Durham	Director

/s/ Henry C. Wolf		March 21, 2011
Henry C. Wolf	Director